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                                                                   EXHIBIT 10.21

                            FIRST AMENDMENT TO LEASE


     This First Amendment to Lease ("First Amendment") is made this 23rd day of March 1999, by and between High Pointe Development Group, LLC., a Colorado limited liability company ("Landlord") and Hallmark Entertainment Network, Inc., a Delaware corporation ("Tenant").

                                    RECITALS

     WHEREAS, Landlord entered into that certain Lease dated June 1, 1998 (the "Lease") pertaining to certain Leased Premises described as Suites 400 and 500 in the office building located at 6430 South Fiddlers Green Circle, Englewood, Colorado (the "Building"), which Leased Premises, as constructed, has 48,868 Rentable Square Feet; and

     WHEREAS, Tenant desires to lease and occupy certain additional space on the first floor of the Building for an equipment room for installation and operation of Tenants uninterrupted power supply equipment ("the UPS Equipment Room"); and

     WHEREAS, Landlord and Tenant desire to enter into this First Amendment to set forth the terms and conditions pursuant to which the Lease shall be amended to add the space comprising the UPS Equipment Room within the definition of Leased Premises, as well as such other terms and conditions pertaining to the rent, construction, maintenance and operation of the UPS Equipment Space.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual engagements of the parties hereinafter set forth, it is agreed as follows:

     1. LEASED PREMISES. Section 1.1.1 of the Lease is hereby amended to add that certain space located on the first floor of the Building consisting of approximately four hundred and fifty-eight (458) Rentable Square Feet to comprise the UPS Equipment Room, the approximate location of which is indicated on the cross-hatched area set forth on the floor plan of the first floor of the Building attached as Exhibit A hereto and incorporated herein by this reference.

     2. TENANT'S SQUARE FOOTAGE. Section 1.1.4 of the Lease is hereby amended to add the following at the end of such section: In addition to the foregoing, Tenant's Square Footage shall also mean the square footage comprising the UPS Equipment Room situated on the first floor of the building consisting of approximately four hundred and fifty-eight (458) Rentable Square Feet, reflecting an estimated Add On Factor of the first floor of the Building of fourteen and seventy-nine one hundredths percent (14.79%), as calculated by Landlord's representative using the method for determining Rentable Square Feet as set forth in the "Methods for Measuring Floor Area In Office Buildings" published by the Building Owners and Managers Association International, copyright 1996 (the "BOMA Method"). Upon "substantial completion" of the UPS Equipment Room, Rentable Square Feet shall be recalculated by Landlord's representative using the BOMA Method. If that recalculation discloses a different Rentable Square Feet or Add On Factor for the UPS Equipment Room than are shown in this paragraph, then the Tenant's Square Feet, Base Rent and Tenant's Pro Rata Share shall be adjusted accordingly.

     3. LEASE COMMENCEMENT DATE. Section 1.1.5 is hereby amended to provide that the Lease Commencement Date for the UPS Equipment Room shall mean the date of execution of this First Amendment, and Lease Expiration Date shall mean the Lease Expiration Date set forth in the Lease.

     4. BASE RENT. Section 1.1.7 is hereby amended to provide that Base Rent shall be increased by the amount equal to the Tenant's Square Footage of the UPS Equipment Room multiplied by the Annual Base Rent as set forth and adjusted on
Schedule 7 of the Lease.

     5. TENANT'S PRO RATA SHARE. Section 1.1.8 is hereby amended to provide that Tenant's Pro Rata Share set forth in Section 1.1.7 of the Lease shall remain as approximately forty-one per cent (41%), subject to adjustment pursuant to the Lease and this First Amendment.

     6. WORK LETTER AGREEMENT. The provision of the Work Letter Agreement set forth in Schedule 5 of the Lease applicable to the construction of the Technical Space Tenant Improvements, as defined in the Work Letter Agreement, shall govern the construction of the UPS Equipment Room to the extent not inconsistent with this First Amendment. However, the Construction Schedule for the UPS Equipment Room is set forth on Exhibit B attached hereto and Final Costs shall include the cost of designing and constructing the demising walls, such other Base Building Improvements necessary to construct the UPS Equipment Room and a separate electrical meter for such Space.

     7. LEGAL EFFECT. The legal effect of this First Amendment is intended to be limited to the details relating to the inclusion of the UPS Equipment Room by expanding the definition of the Leased Premises under the Lease and amending the operative terms and conditions of the Lease



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which apply to the construction, occupancy, use, rent and other obligations pertaining thereto. Capitalized term shall have the meanings set forth herein or in the Lease. To the extent the Terms and Conditions of the Lease are inconsistent with this First Amendment as they pertain to the UPS Equipment Room, the terms and conditions of this First Amendment shall apply. In all other respects, the terms and conditions of this Lease, except as amended by this First Amendment, are and shall remain in full force and effect, and the terms and conditions of the Lease are hereby incorporated by this reference.

LANDLORD:                                TENANT:
HIGH POINTE I DEVELOPMENT GROUP LLC,     HALLMARK ENTERTAINMENT NETWORK,
a Colorado limited liability company     INC., a Delaware corporation

By: LANKFORD & ASSOCIATES, INC., a
    Colorado corporation                 By /s/ RUSSEL H. GIVENS, JR.
    (Managing Manager)                      ---------------------------------
                                            Russel H. Givens, Jr.
                                            Executive Vice President and Chief
By /s/ ROBERT V. LANKFORD                   Operating Officer
   ---------------------------------
   Robert V. Lankford, President


                                    CONSENT

     THE ABOVE FIRST AMENDMENT TO LEASE IS HEREBY APPROVED THIS 23RD DAY OF MARCH 1999 BY THE UNDERSIGNED AS GUARANTOR OF THE ABOVE DESCRIBED LEASE.


                                       HALLMARK ENTERTAINMENT, INC.,
                                       A DELAWARE CORPORATION


                                       BY: /S/ JUDITH WHITTAKER
                                           -------------------------------------
                                       NAME:
                                       ITS: VICE PRESIDENT

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